UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                         PURSUANT TO SECTION 13 OR 15(d)
                                     of the
                         SECURITIES EXCHANGE ACT OF 1934


                        Date of Report: November 2, 2005


                          CREATIVE EATERIES CORPORATION
             (Exact name of registrant as specified in its charter)


                                     NEVADA
         (State or other jurisdiction of incorporation or organization)


       000-21753                                           88-0263701
(Commission File Number)                    (IRS Employer Identification Number)


                           Frank Holdraker, President
                 7400 E McDonald Suite 121, Scottsdale, AZ 85250
                    (Address of principal executive offices)


                                 (480) 355-8170
              (Registrant's telephone number, including area code)


                            Ultraguard Water Systems
               914 Sherwood Street, Coquitlam B.C. Canada V3K 1A6
          (Former name or former address, if changed since last report)
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ITEM 2.01 COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS;

     On November 1, 2005 Creative Eateries Corporation board of directors approved a purchase agreement with Pasta Pranzo, LLC. The members of Pasta Pranzo, LLC approved the purchase agreement on the same date. The property acquired was the Pasta Pranzo System including, without limitation, the Marks and Recipes and there California operation. Pursuant to the terms of the purchase agreement, $300,000 in common shares of Creative Eateries Corporation and a note for $300,000 was exchanged for the aforementioned assets. Said shares shall be restricted. The principal followed in determining the amount of consideration given was based upon the current value and future revenue streams and the market exposure in relation to Creative Eateries Corporation's current position and the restrictive nature of the stock.

ITEM 9.01 EXHIBITS

     Exhibit No. 10: Purchase Agreement executed November 1, 2005.

                                   SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned here unto duly authorized.

Date: November 2, 2005

                                         Creative Eateries Corporation


                                         By: /s/ Frank Holdraker
                                            ----------------------------------
                                            Frank Holdraker, President